Exhibit 99.1

Vericel Corporation 64 Sidney Street Cambridge, MA 02139 T 617 588-5555 F 617 588-5554 www.vcel.com

Vericel Announces Preliminary 2025 Financial Results and Business Updates

Total Revenue Expected to be $276 Million

MACI Revenue Expected to be $239.5 Million

Fourth Quarter Total Revenue and MACI Revenue Growth of 23%

CAMBRIDGE, Mass., January 13, 2026 (GLOBE NEWSWIRE) -- Vericel Corporation (NASDAQ:VCEL), a leader in advanced therapies for the sports medicine and severe burn care markets, today announced preliminary, unaudited financial results and other business updates for the fourth quarter and year ended December 31, 2025.

Preliminary, Unaudited Full-Year 2025 Financial Results
•	Total net revenue expected to be approximately $276 million, with MACI® net revenue of $239.5 million and Burn Care net revenue of $36.5 million
•	Gross margin expected to be 74% and adjusted EBITDA margin expected to be 26%
•	GAAP Net Income profitability expected for the second consecutive year
•	$200 million in cash and investments, and no debt

Business Highlights and Updates
•	Highest number of MACI implants, implanting surgeons, surgeons taking biopsies and MACI biopsies in any quarter since launch in the fourth quarter
•	MACI revenue growth of 20% or more for the third consecutive year
•	Completed MACI sales force expansion
•	More than 900 MACI Arthro® trained surgeons as of year-end 2025
•	Initiated MACI Ankle™ MASCOT clinical study
•	Remain on track to begin MACI commercial manufacturing in new facility in 2026

“The Company executed extremely well in 2025, delivering strong revenue and profitability growth,” said Nick Colangelo, President and CEO of Vericel.  “We are entering 2026 with a great deal of momentum and expect another year of high revenue growth, increasing MACI utilization and further growth in profitability and cash generation as we continue to progress toward our mid-term financial targets.”

Vericel is scheduled to present at the 44th Annual J.P. Morgan Healthcare Conference at 2:15 p.m. ET (11:15 a.m. PT) on Wednesday, January 14, 2026.  A webcast of the presentation will be available on the Investor Relations section of the Vericel Corporation website at: http://investors.vcel.com.

About Vericel Corporation
Vericel is a leading provider of advanced therapies for the sports medicine and severe burn care markets.  The Company combines innovations in biology with medical technologies, resulting in a highly differentiated portfolio of innovative cell therapies and specialty biologics that repair injuries and restore lives.  Vericel markets three products in the United States.  MACI (autologous cultured chondrocytes on porcine collagen membrane) is an autologous cellularized scaffold product indicated for the repair of symptomatic, single or multiple full-thickness cartilage defects of the knee with or without bone involvement in adults.  Epicel® (cultured epidermal autografts) is a permanent skin replacement for the treatment of patients with deep dermal or full thickness burns greater than or equal to 30% of total body surface area.  Vericel also holds an exclusive license for North American rights to NexoBrid (anacaulase-bcdb), a biological orphan product containing proteolytic enzymes, which is indicated for eschar removal in adults and pediatric patients with deep partial-thickness and/or full-thickness thermal burns.  For more information, please visit www.vcel.com.

Epicel®, MACI® and MACI Arthro® are registered trademarks of Vericel Corporation.  NexoBrid® is a registered trademark of MediWound Ltd. and is used under license to Vericel Corporation.  © 2026 Vericel Corporation.  All rights reserved.

Preliminary and Unaudited Nature of Reported Results
Our revenue expectations for the fourth quarter and full-year ended 2025, as well as our estimates concerning net income, gross margin, adjusted EBITDA margin and cash and investments are preliminary, unaudited and are subject to change based on the completion of ongoing internal control, review, and audit procedures.  As a result, these amounts may differ materially from the amounts that will be reflected in the Company’s consolidated financial statements for the year ended December 31, 2025.  Accordingly, you should not place undue reliance on this preliminary estimate.

GAAP v. Non‑GAAP Measures
Vericel’s expected and reported earnings are prepared in accordance with generally accepted accounting principles in the United States, or GAAP, and represent earnings as reported to the Securities and Exchange Commission.  Vericel has provided in this release certain financial information that has not been prepared in accordance with GAAP.  Vericel’s management believes that the non-GAAP adjusted EBITDA margin described in this release, which includes adjustments for specific items that are generally not indicative of our core operations, provides additional information that is useful to investors in understanding Vericel’s underlying performance, business and performance trends, and helps facilitate period-to-period comparisons and comparisons of its financial measures with other companies in Vericel’s industry.  However, the non-GAAP financial measures that Vericel uses may differ from measures that other companies may use.  Non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP.

Forward-Looking Statements
Vericel cautions you that all statements other than statements of historical fact included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.  Although we believe that we have a reasonable basis for the forward-looking statements contained herein, they are based on current expectations about future events affecting us and are subject to risks, assumptions, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control.  Our actual results may differ materially from those expressed or implied by the forward-looking statements in this press release.  These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “intends,” “estimates,” “plans,” “expects,” “continues,” “believe,” “guidance,” “outlook,” “target,” “future,” “potential,” “goals” and similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions.

Among the factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, the inherent uncertainties associated with our expectations concerning expected revenue results for the fourth quarter and full-year ended 2025, and estimates of our net income, gross margin, adjusted EBITDA margin and cash and investments as of December 31, 2025.  Vericel’s revenue expectations for the fourth quarter and full-year ended 2025, as well as its estimates concerning net income, gross margin, adjusted EBITDA margin and cash and investments are preliminary, unaudited and are subject to change during ongoing internal control, review and audit procedures.  Additional factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, uncertainties associated with our expectations regarding future revenue, growth in revenue, market penetration for MACI®, MACI Arthro®, Epicel®, and NexoBrid®, growth in profit, gross margins and operating margins, the ability to continue to scale our manufacturing operations to meet the demand for our cell therapy products, including the timely qualification of a new manufacturing facility in Burlington, Massachusetts, the ability to sustain profitability, contributions to adjusted EBITDA, the expected target surgeon audience, potential fluctuations in sales and volumes and our results of operations over the course of the year, timing and conduct of clinical trial and product development activities, timing and likelihood of the FDA’s potential approval of the use of MACI to treat cartilage defects in the ankle, the estimate of the commercial growth potential of our products and product candidates, competitive developments, changes in third-party coverage and reimbursement, including recent and future healthcare reform measures and private payor initiatives, surgeon adoption of MACI Arthro, physician and burn center adoption of NexoBrid, labor strikes, supply chain disruptions or other events or factors that might affect our ability to manufacture MACI or Epicel or affect MediWound’s ability to manufacture and supply sufficient quantities of NexoBrid to meet customer demand, including but not limited to conflicts in the Middle East region involving Israel, negative impacts on the global economy and capital markets resulting from the conflict in Ukraine and Middle East conflicts, including those associated with potential further involvement by the U.S., changes in trade policies and regulations, including the potential for increases or changes in duties, current and potentially new tariffs or quotas, lingering effects of adverse developments affecting financial institutions, companies in the financial services industry or the financial services industry generally, possible changes in governmental monetary and fiscal policies, including, but not limited to, Federal Reserve policies in connection with continued inflationary pressures, the impact from future regulatory, judicial and legislative changes to our industry or to the broader business landscape, including those included in the One Big Beautiful Bill Act, a shutdown of, or gridlock within the U.S. government, global geopolitical tensions and potential future impacts on our business or the economy generally stemming from a public health emergency.

These and other significant factors are discussed in greater detail in Vericel’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (SEC) on February 27, 2025, Vericel’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 6, 2025, and in other filings with the SEC.  These forward-looking statements reflect our views as of the date hereof and Vericel does not assume and specifically disclaims any obligation to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

Investor Contact:
Eric Burns
ir@vcel.com
+1 (734) 418-4411